[Graphic Omitted]
    [NUMBER]                                                         [SHARES]
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA



                               JAVA SOLUTIONS, INC.

The Corporation is authorized to issue 25,000,000 Common Shares-Par Value $0.001 each


                                    SPECIMEN
This Certifies that ___________________________________________  is the owner of
_______________________________________________________________   fully paid and
non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated____________________


__________________________
                 President
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